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                                                                     EXHIBIT 5

                              February 11, 1994

(212) 836-8000

Bayou Steel Corporation
River Road
P.O. Box 5000
La Place, Louisiana 70069

                   Re:  Bayou Steel Corporation
                        Registration Statement on Form S-1
                        (File No. 33-72486)
                        ----------------------------------

Gentlemen:

     We have acted as special counsel to Bayou Steel Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 33-72486), Amendment No. 1, Amendment No. 2 and Amendment No. 3 (collectively, the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended, relating to the proposed offering of the Company's __% First Mortgage Notes due 2001 in the aggregate principal amount of $75,000,000 (the "First Mortgage Notes"), to be issued pursuant to the Indenture dated as of February __, 1994 (the "Indenture") between the Company and First National Bank of Commerce, as trustee.

     In that connection, we have reviewed the Company's Second Restated Certificate of Incorporation and By-laws, resolutions adopted by its Board of Directors, the Indenture, the Registration Statement and such other documents and instruments as we have deemed appropriate.

     On the basis of such review, it is our opinion that the First Mortgage Notes have been duly authorized and, when issued in accordance with the terms of the Indenture, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and other laws affecting enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          Kaye, Scholer, Fierman,
                                            Hays & Handler